UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 22, 2017

Date of Report

(Date of earliest event reported)

BLUCORA, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-25131	91-1718107
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6333 State Hwy 161, 6th Floor

Irving TX 75038

(Address of principal executive offices)

972-870-6000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 22, 2017, Blucora, Inc. (the “Company” or “Blucora”) and most of its direct and indirect domestic subsidiaries (in their capacity as guarantors) entered into a Credit Agreement (the “Credit Agreement”) and ancillary agreements and documents (collectively, with the Credit Agreement, the “Credit Facility”) with Credit Suisse AG, Cayman Islands Branch, as Administrative Agent and Collateral Agent (in such capacity, the “Agent”), and each lender from time to time a party to the Credit Facility (collectively, the “Lenders”).

Under the terms of the Credit Facility, the Company borrowed $375,000,000 from certain of the Lenders on May 22, 2017 in the form of a term loan (the “Term Loan”). The Credit Facility also includes a revolving credit facility with a commitment amount of $50,000,000 (the “Revolver”) with certain of the Lenders. No amounts were borrowed under the Revolver on May 22, 2017. The final maturity date of the Term Loan is May 22, 2024 and the final maturity date of the Revolver is May 22, 2022.

The proceeds of the Term Loan will be used to (i) pay in full all outstanding obligations under the Credit Agreement dated December 31, 2015 by and among TaxAct, Inc. and H.D. Vest, Inc. (as the borrowers), TaxAct Holdings, Inc., certain of the direct and indirect subsidiaries of TaxAct, Inc. and H.D. Vest, Inc., as guarantors, Bank of Montreal, as Administrative Agent, and the lenders party thereto that Blucora used to fund the acquisition of H.D. Vest (the “TaxAct - HD Vest 2015 Credit Facility”), (ii) redeem, on June 5, 2017, all of the Company’s then outstanding convertible senior notes due 2019, and (iii) pay fees and expenses associated with the Credit Facility. The remaining proceeds of the Term Loan, if any, may be used for general corporate purposes. Proceeds of the Revolver may be used for general corporate purposes.

The outstanding principal balance of the Term Loan bears interest at the applicable margin plus, at the Company’s election, either (a) the Eurodollar Rate (a LIBOR based interest rate index, as defined in the Credit Agreement) or (b) the highest of (i) the rate of interest determined by the Agent as its prime rate in effect at its principal office in New York City, (ii) the federal funds effective rate from time to time plus 0.50% per annum and (iii) the 1-month Eurodollar Rate plus 1.00% per annum (the “ABR”). The applicable margin for the Term Loan is (x) for Eurodollar Rate Loans, 3.75% and (y) for ABR Loans, 2.75%.

The outstanding principal balance of the Revolver bears interest at the applicable margin plus, at the Company’s election, either (a) the Eurodollar Rate or (b) the ABR. The applicable margin for the Revolver is dependent on the Consolidated First Lien Net Leverage Ratio (as defined in the Credit Agreement). The range of the applicable margin for the Revolver is (x) for Eurodollar Rate Loans, 2.75% to 3.25% and (y) for ABR loans, 1.75% to 2.25%. The Company is required to pay a commitment fee on the undrawn commitment under the Revolver in a percentage that is dependent on the Consolidated First Lien Net Leverage Ratio that ranges from 0.375% to 0.50%.

The Company is required to make payments in an amount equal to all accrued interest on the Term Loan and the Revolver (a) as to any Eurodollar Rate Loan, the last day of each applicable interest period; provided that if any interest period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such interest period and (b) as to any ABR Loan, the last business day of each March, June, September and December.

The Company is required to make principal amortization payments on the Term Loan in equal quarterly installments payable on the last business day of each calendar quarter (beginning on September 30, 2017), in an amount equal to 0.25% of the initial principal balance of the Term Loan (the amount of principal amortization payments may be reduced as a result of the application of prepayments during the term of the Term Loan in accordance with the order of priority set forth in the Credit Agreement). In addition to the quarterly amortization payments, all outstanding principal and interest on the Term Loan is payable on the maturity date of May 22, 2024.

The Company is required to pay all outstanding principal and interest on the Revolver on the maturity date of May 22, 2022.

As set forth in more detail in the Credit Agreement, the Company is required to make mandatory prepayments on the Term Loan in the event of certain specified events, including the generation of consolidated Excess Cash Flow (as defined in the Credit Agreement) by the Company. The Company may also prepay amounts under the Term Loan, subject to certain restrictions and costs specified in the Credit Agreement. As set forth in more detail in the Credit Agreement, in the event that the Term Loans are prepaid, refinanced, substituted or replaced in whole or in part in connection with a transaction pursuant to which the Company or any of its subsidiaries that are guarantors incur indebtedness with an all-in yield that is less than that applicable to the Term Loan on or before November 22, 2017, or the Company enters into any amendment to the Credit Agreement that reduces the all-in yield on or before November 22, 2017, the Company would be required to pay a prepayment premium equal to 1.00% of the amount prepaid. The Company may prepay and terminate the Revolver without premium, subject to certain restrictions and costs specified in the Credit Agreement.

The Credit Agreement contains the customary terms and conditions that are applicable to the Company and its Restricted Subsidiaries (as defined in the Credit Agreement), including, but not limited to: (a) representations and warranties regarding (i) financial condition, (ii) absence of any material adverse effect and (iii) organizational and legal status and authority; (b) affirmative covenants regarding (i) financial and collateral reporting, (ii) payment of taxes and other obligations, (iii) continuation of business and maintenance of existence and rights, and (iv) maintenance of property and insurance; and (c) negative covenants regarding (i) limitations on the incurrence of debt, (ii) limitation on liens, (iii) limitation on changes in nature of business, (iv) limitation on consolidation, merger, sale, or purchase of assets, (v) limitation on advances, investments, and loans, (vi) limitations on dividend, distributions and other restricted payments and (vii) the maximum Consolidated Total Net Leverage Ratio (as defined in the Credit Agreement). The Credit Agreement also contains events of default consistent with those customarily found in similar financings, including, but not limited to, (i) non-payment of obligations, (ii) inaccuracy of representations or warranties, (iii) non-performance of covenants and obligations, (iv) default on other material debt, (v) change of control and (vi) bankruptcy or insolvency.

The foregoing description of the Credit Agreement and the Credit Facility is a summary, does not purport to be a complete description of the Credit Agreement or the Credit Facility, and is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

On May 23, 2017, the Company issued a press release regarding the transactions contemplated by the Credit Agreement, a copy of which is filed as Exhibit 99.1.

Item 1.02 – Termination of Material Definitive Agreement

In connection with the funding of the Credit Facility described in Item 1.01, all amounts outstanding under the TaxAct - HD Vest 2015 Credit Facility were paid in full.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated May 22, 2017, among Blucora, Inc., as borrower, and most of its direct and indirect domestic subsidiaries, as guarantors, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and each lender from time to time a party to the Credit Agreement

99.1	Press release dated May 23, 2017

Safe Harbor Statement Under the Private Securities and Litigation Reform Act

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: risks associated with the Company’s strategic transformation and the successful execution of its strategic initiatives, operating plans and marketing strategies; general economic, political, industry, and market conditions; the Company’s ability to attract and retain productive advisors; the Company’s ability to successfully make technology enhancements and introduce new products and services; information technology and cybersecurity risks; the effect of current, pending and future legislation, regulation and regulatory actions, such as the new Department of Labor rule and any changes in tax laws; dependence on third parties to distribute products and services; litigation risks; the Company’s ability to hire, retain and motivate key employees; the Company’s ability to protect its intellectual property; and financing risks, including risks related to the Company’s debt obligations. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2017

BLUCORA, INC.

By:	/s/ Eric Emans
Eric Emans
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement, dated May 22, 2017, among Blucora, Inc., as borrower, and most of its direct and indirect domestic subsidiaries, as guarantors, and Credit Suisse AG, Cayman Islands Branch, as administrative agent and collateral agent, and each lender from time to time a party to the Credit Agreement

99.1	Press release dated May 23, 2017